Exhibit 99.1

MySize Inc. Expands Naiz Fit Platform with Acquisition of ShoeSize.Me, Adding AI-Powered Footwear Sizing to Its Fashion Tech Roll-Up Strategy

Strategic Move Bolsters MySize’s B2B & Tech Portfolio and Aligns with Retail Data Generation strategy

Airport City, Israel – September 11, 2025 – MySize, Inc. (NASDAQ: MYSZ) (“MySize” or the “Company”), a leading AI-driven measurement and fashion technology solutions provider, today announced the acquisition of ShoeSize.Me, a European SaaS company specializing in AI-powered footwear sizing and fit solutions. The transaction, structured primarily as a share deal, underscores MySize’s commitment to protecting its cash position while executing its strategic roll-up plan led by CEO Ronen Luzon.

ShoeSize.Me serves 20+ fashion retailers, with a strong footprint in Central Europe and key clients including Alshaya Group (Foot Locker partner in the Middle East). The company is on track to surpass €0.5 million in SaaS revenues in 2025 through its ShoeAI solution, which delivers highly accurate footwear sizing recommendations.

With this acquisition, ShoeSize.Me will operate under the Naiz Fit umbrella, creating the first unified platform that solves sizing and fit challenges across both apparel and footwear. This integration is expected to also enhance cross-selling opportunities across the combined customer base, unlocking revenue synergies in Europe, the Middle East, and beyond.

“This acquisition marks another milestone in our consolidation strategy,” said Ronen Luzon, CEO of MySize. “By bringing together Naiz Fit’s leadership in apparel and ShoeSize.Me’s cutting-edge footwear solution, we are building the most comprehensive sizing platform in the market. This not only expands our geographic reach but strengthens our cross-selling potential and our position as a consolidator in fashion tech.”

Beyond commercial expansion, ShoeSize.Me strengthens MySize’s data strategy. The company’s technology has already analyzed more than 92 million consumer shopping experiences, 23 million shoe sizes on 19 international scales, 1.2 million shoe models and more than 6.000 brands across footwear categories, adding critical depth to Naiz Fit’s growing data lake. This enriched data set is expected to accelerate product innovation, improve accuracy, and generate new insights for retail partners.

“Joining MySize and Naiz Fit gives us the scale and platform to accelerate ShoeAI adoption globally,” said Timo Steitz Founder of ShoeSize.Me. “Together, we are redefining how consumers find the right fit—whether in clothes or shoes—while helping retailers reduce returns, improve margins, and build customer loyalty.”

This acquisition follows MySize’s strategy to identify and acquire synergistic businesses that strengthen its SaaS portfolio and data assets. With apparel, footwear, and big data now under one platform, MySize continues to position itself as the go-to technology consolidator for solving fashion e-commerce’s sizing challenge.

Pursuant to the terms of the acquisition, MySize issued an aggregate of 241,093 shares of common stock to the sellers of ShoeSize.Me plus a cash payment of an aggregate of $150,000. In addition, in connection with the acquisition, MySize issued a five-year milestone vesting warrant to purchase 28,000 shares of common stock to a key employee of ShoeSize.Me.

About My Size, Inc.

MySize, Inc. (NASDAQ: MYSZ) is a global leader in omnichannel e-commerce platforms and AI-driven retail solutions, including MySizeID and Naiz Fit. The Company’s solutions are designed to drive revenue growth, reduce operational costs, and enhance customer experiences for business clients worldwide.

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For more information, visit www.mysizeid.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the acquisition, expected revenues, anticipated benefits and impact of the acquisition of ShoeSize.Me on MySize and the anticipated market opportunity. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Contacts:

Oren Elmaliah, CFO

ir@mysizeid.com